Exhibit 1.1

3,000,000 Shares

SUMMIT HOTEL PROPERTIES, INC.

7.125% SERIES C CUMULATIVE REDEEMABLE

PREFERRED STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

March 13, 2013

March 13, 2013

RAYMOND JAMES & ASSOCIATES, INC.

ROBERT W. BAIRD & CO. INCORPORATED

RBC CAPITAL MARKETS, LLC

As Representatives of the Several Underwriters

Identified in Schedule I Annexed Hereto

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

Saint Petersburg, Florida 33716

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

c/o RBC Capital Markets, LLC

3 World Financial Center

200 Vesey Street, 9th Floor

New York, New York 10281

Ladies and Gentlemen:

Summit Hotel Properties, Inc., a Maryland corporation (the “Company”), and Summit Hotel OP, LP, a Delaware limited partnership (the “Operating Partnership”), propose that the Company will issue and sell to the several Underwriters named in Schedule I annexed hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), 3,000,000 shares of the 7.125% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, of the Company (the “Firm Shares”).

The Company and the Operating Partnership also propose that the Company will issue and sell to the several Underwriters up to an additional 400,000 shares of the 7.125% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, of the Company (the “Additional Shares”), solely to cover over-allotments, if any, if and to the extent that the Underwriters shall have determined to exercise the right to purchase such shares granted to the Underwriters in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of 7.125% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Series C Preferred Stock.”

A registration statement on Form S-3 (Registration No. 333-179828), including a form of prospectus (the “Base Prospectus”), covering the registration of the offer and sale of certain securities (including the Shares), has been prepared and filed by the Company with the Securities and Exchange Commission (the “Commission”) in accordance with the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”). The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Securities Act. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act, is hereinafter referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rule 430B under the Securities Act and contained in the Prospectus referred to below, has become effective under the Securities Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. As used herein, “Prospectus” means the Base Prospectus, as supplemented by the final prospectus supplement relating to the Shares, in the form first used to confirm sales of the Shares and filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act and in accordance with Section 5(a) hereof. The Base Prospectus, as supplemented by each preliminary prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act, is hereinafter referred to as the “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission and incorporated by reference therein prior to the termination of the offering of the Shares by the Underwriters.

For purposes of this Agreement,  “Applicable Time” means 5:17 p.m. Eastern Time on the date of this Agreement or such time as agreed to by the Company and the Underwriters; “Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any prospectus supplement deemed to be a part thereof; “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act; “General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule II annexed hereto; “Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus; and “Pricing Disclosure Package” means the Statutory Prospectus, the Pricing Term Sheet (as defined herein), and any other General Use Free Writing Prospectus issued at or prior to the Applicable Time, all considered together.

1.             Representations and Warranties of the Company and the Operating Partnership.  The Company and the Operating Partnership, jointly and severally, represent and warrant to and agree with each of the Underwriters on the date hereof, on the Closing Date (as defined in Section 3 hereof) and on each Option Closing Date (as defined in Section 2 hereof), if any, that:

(a)           No order preventing or suspending the use of the Statutory Prospectus has been issued by the Commission, and the Statutory Prospectus included in the Pricing

Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and the Statutory Prospectus, as of its date and as of the date hereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Operating Partnership make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Statutory Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)           The Pricing Disclosure Package at the Applicable Time did not, and as of the Closing Date and as of each Option Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Operating Partnership make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c)           (i) The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company and the Operating Partnership, threatened by the Commission; the Registration Statement, as of the date hereof, and any post-effective amendment thereto, as of its applicable effective date, complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (ii) as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of each Option Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Operating Partnership make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 7(b) hereof. The documents incorporated, or to be incorporated, by reference in the Registration Statement, Pricing Disclosure Package and Prospectus, at the time filed with the Commission complied or will comply, in all respects to the requirements of the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act, as applicable, and the rules and regulations thereunder.

(d)           Other than the Registration Statement, the Statutory Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule II annexed hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act (to the extent required thereby); did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified and, when taken together with the Statutory Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of each Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Operating Partnership make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Statutory Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 7(b) hereof.

(e)           The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rule 164 and Rule 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement, Pricing Disclosure Package and Prospectus.

(f)            Prior to the Closing Date, the Company will have applied to have the Shares listed on the New York Stock Exchange (the “NYSE”).  The Company is in material compliance with the rules of the NYSE, including, without limitation, the requirements for continued listing of each of the Company’s common stock, par value $0.01 per share (the “Common Stock”), 9.25% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and 7.875% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), on the NYSE, and there are no actions, suits or proceedings pending or, to the knowledge of the Company and the Operating Partnership, threatened or contemplated, and the Company has not received any notice from the NYSE regarding the revocation of such listing or otherwise regarding the delisting of shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock from the NYSE.

(g)           To the knowledge of the Company and the Operating Partnership, there are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) other than Summit Capital Partners, LLC, and (ii) the Company or any of the Company’s officers, directors, or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date of the Statutory Prospectus, except as has been disclosed to the Representatives in writing.

(h)           The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own and lease, as the case may be, its property and to operate its property and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), earnings, properties, management, results of operations or prospects of the Company, the Operating Partnership and the Subsidiaries (as hereinafter defined), taken as a whole, or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect, prevention, interference or result described in the foregoing clauses (i) or (ii) being herein referred to as a “Material Adverse Effect”).

(i)            The Operating Partnership has been duly organized, is validly existing as a limited partnership in good standing under the laws of the State of Delaware, has the full power and authority to own or lease, as the case may be, its property and to operate its property and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing as a foreign limited partnership in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(j)            Each direct and indirect “subsidiary” (as defined in Rule 1-02(x) of Regulation S-X) of the Company other than the Operating Partnership (each a “Subsidiary” and collectively the “Subsidiaries”) has been duly organized, is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, has the full power and authority to own or lease, as the case may be, its property and to operate its property and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation, limited partnership or limited liability company, as the case may be, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  All of the issued shares of capital stock, units of limited partnership interest and units of membership interest of each Subsidiary of the Company or the Operating Partnership have been duly authorized, are validly issued, fully paid and non-assessable, have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights.  Except as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus, the Company or the Operating Partnership, as the case may be, owns, directly and indirectly, all of the issued and outstanding shares of capital stock, units of limited partnership interest and units of membership interest of each Subsidiary, in each case free and clear of all security interests, liens, mortgages, encumbrances, pledges, claims or other defects of any kind (collectively, “Liens”). Schedule III hereto specifically identifies all Subsidiaries that are “Significant Subsidiaries” of the Company within the meaning of Rule 1-02(w) of Regulation S-X.

(k)           The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and consummation by it of the transactions contemplated hereby have been duly and validly taken.

(l)            The Operating Partnership has the partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and all limited partnership action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken.

(m)          The Articles Supplementary to the Company’s Amended and Restated Articles of Incorporation setting forth the terms of the Series C Preferred Stock (the “Articles Supplementary”) have been duly authorized and, on or prior to the Closing Date, will have been duly executed by the Company and accepted for record with the Maryland State Department of Assessments and Taxation (the “SDAT”).

(n)           The statements in the Registration Statement, Pricing Disclosure Package and the Prospectus under the captions “Description of the Series C Preferred Stock,” “Description of Common and Preferred Stock,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Material Federal Income Tax Considerations,” “Additional Federal Income Tax Considerations” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or legal or governmental proceedings discussed therein, are accurate, complete and fair summaries of such legal matters, agreements, documents or legal or governmental proceedings in all material respects.

(o)           The authorized and outstanding capitalization of the Company is as set forth in the Registration Statement and Pricing Disclosure Package and will be as set forth in the Prospectus.  The Series C Preferred Stock conforms and will conform as to legal matters to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Description of the Series C Preferred Stock.” The authorized capital stock of the Company conforms and will conform as to legal matters to the description thereof contained in the Registration Statement, Pricing Disclosure Package and the Prospectus under the caption “Description of Common and Preferred Stock.”

(p)           Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, units of partnership interest in the Operating Partnership (“OP Units”) or other ownership interests in the Operating Partnership are outstanding.

(q)           Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(r)            The Shares to be sold by the Company have been duly authorized and, when issued and delivered against payment therefore in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to or in violation of any preemptive or similar rights.  Upon payment of the purchase price and issuance and delivery of the Shares to be issued and sold by the Company in accordance herewith, the Underwriters will receive good, valid and marketable title to such Shares, free and clear of all Liens.  The certificates, if any, to be used to evidence the Shares will be in substantially the form filed as an exhibit to, or incorporated by reference in, the Registration Statement and will, on the Closing Date and each Option Closing Date, be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the Articles of Amendment and Restatement, as amended or supplemented through the date hereof (the “Charter”), and Bylaws, as amended, of the Company and the requirements of the NYSE.

(s)            All of the issued and outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock (i) have been duly authorized and validly issued, are fully paid and nonassessable and (ii) have been issued in compliance with federal and state securities laws. The shares of Common Stock initially issuable upon conversion of the Shares have been duly authorized and, when issued upon conversion of the Shares in accordance with the terms of the Articles Supplementary, will be validly issued, fully paid and nonassessable, and the issuance of such shares of Common Stock will not be subject to or in violation of any preemptive or similar rights.  The Board of Directors of the Company has duly and validly reserved such shares of Common Stock for issuance upon conversion of the Shares.  The certificates, if any, to be used to evidence such shares of Common Stock will be in substantially the form filed as an exhibit to, or incorporated by reference in, the Registration Statement and will, on the Closing Date and each Option Closing Date, be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the Company’s Charter and Bylaws and the requirements of the NYSE.

(t)            Immediately prior to the offering of the Shares, the Company is the holder, directly or indirectly, of the OP Units of each class and series and in the respective percentages described in the Registration Statement, Pricing Disclosure Package and the

Prospectus. Summit Hotel GP, LLC, a wholly owned subsidiary of the Company, is the sole general partner of the Operating Partnership. The OP Units to be issued by the Operating Partnership to the Company upon contribution by the Company to the Operating Partnership of the net proceeds from the sale of the Shares (the “Series C Preferred Units”) have been or by the Closing Date will have been duly authorized in an amendment to the Partnership Agreement (as hereinafter defined), and when issued and delivered against payment therefor, the Series C Preferred Units will have been validly issued, fully paid and non-assessable, and the issuance of such Series C Preferred Units will not be subject to or in violation of any preemptive or similar rights. The common OP Units to be issued by the Operating Partnership upon conversion of the Series C Preferred Units have been or by the Closing Date will be duly authorized and reserved for issuance upon conversion of the Series C Preferred Units, and when issued upon conversion of the Series C Preferred Units, such OP Units will have been validly issued, fully paid and non-assessable, and the issuance of such OP Units will not be subject to or in violation of any preemptive or similar rights.

(u)           None of the Company’s and Operating Partnership’s securities are rated by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act.

(v)           Neither the execution and delivery by each of the Company and the Operating Partnership of, nor the performance by each of the Company and the Operating Partnership of its respective obligations under, this Agreement will conflict with, contravene, result in a breach or violation of, or imposition of any Lien upon any property or other assets of the Company, the Operating Partnership or any Subsidiary pursuant to, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under:  (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over any of the Company, the Operating Partnership or the Subsidiaries or any of their respective properties or other assets; (ii) the Charter or Bylaws of the Company, the Certificate of Limited Partnership and the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Partnership Agreement”), or similar organizational documents of any Subsidiary; or (iii) any contract, agreement, obligation, covenant or instrument or any term condition or provision thereof to which the Company, the Operating Partnership or any Subsidiary or any of their respective properties or other assets is subject or bound, except for such conflicts, breaches, violations, Lien impositions or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.  As used herein, “Repayment Event” means any event or condition which, without regard to compliance with any notice or other procedural requirements, gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Company, the Operating Partnership or the Subsidiaries.

(w)          No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the Company’s stockholders, is required to be made or obtained by any of the Company, the Operating Partnership, or the Subsidiaries in connection with the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, other than (i) such as have been obtained or made by the Company and the Operating Partnership and are in full force and effect, (ii) the filing and acceptance of record of the Articles Supplementary with the SDAT, (iii) the filing by the Company of a registration statement on Form 8-A with the Commission, (iv) as may be required under the Securities Act, (v) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or in which the OP Units are being offered by the Operating Partnership, (vi) such approvals as are to be or have been obtained in connection with the approval of the Shares for listing on the NYSE, and (vii) such approvals as have been obtained under the rules and regulations of FINRA.

(x)           There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company and the Operating Partnership, threatened or contemplated to which any of the Company, the Operating Partnership or the Subsidiaries or any of their respective directors, managers, partners, officers or members is or would be a party or of which any of their respective properties or other assets is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE) (i) other than any such action, suit, claim, investigation or proceeding described in the Pricing Disclosure Package and the Prospectus which, if resolved adversely to any of the Company, the Operating Partnership or the Subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect, or (ii) that are required to be described in the Pricing Disclosure Package and the Prospectus and are not so described.  There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, Pricing Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(y)           None of the Company, the Operating Partnership or any of the Subsidiaries is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, Pricing Disclosure Package and the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(z)           KPMG LLP and Ernst & Young LLP, which have certified certain financial statements (including the related notes and any supporting schedules thereto) of the Company, its subsidiaries and/or certain hotels incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are independent registered public accounting firms as required by the Securities Act and by the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”).

(aa)         The financial statements incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company, as of the dates indicated, and Summit Hotel Properties, LLC (the “LLC”) as of the dates indicated, and their respective consolidated results of operations, cash flows and changes in equity for the periods specified and have been prepared in compliance with the requirements of the Securities Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved.  All pro forma financial statements or data incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply with the requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data.  The other financial and statistical data contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the consolidated financial statements of the Company and the LLC incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the books and records of the Company, the Operating Partnership and the Subsidiaries.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not included or incorporated by reference therein as required.  None of the Company, the Operating Partnership or the Subsidiaries have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  All disclosures contained or incorporated by reference in the Registration Statement, Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act and the Exchange Act, to the extent applicable. The Company’s ratios of earnings to fixed charges and preferred stock dividends included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

(bb)         All statistical or market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectuses are based upon or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.  Each “forward looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectuses has been made with a reasonable basis and in good faith.

(cc)         Each of the Company, the Operating Partnership and the Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (collectively, “Governmental Licenses”), except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect.  Each of the Company, the Operating Partnership and the Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect.  Neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of any proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(dd)         Except as would not have a Material Adverse Effect:  (i) each of the Company, the Operating Partnership and the Subsidiaries and their respective properties or other assets have been and are in compliance with, and none of the Company, the Operating Partnership or the Subsidiaries has any liability under, applicable Environmental Laws (as hereinafter defined); (ii) none of the Company, the Operating Partnership or the Subsidiaries has at any time released (as such term is defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) or otherwise disposed of  or dealt with Hazardous Materials (as hereinafter defined) on, to or from the properties or other assets owned by the Company, the Operating Partnership or the Subsidiaries, except such as would not cause the Company, the Operating Partnership, the LLC or the Subsidiaries to incur liability and that would not require disclosure pursuant to Environmental Laws, or that have been remediated in accordance with Environmental Laws; (iii) the Company, the Operating Partnership and the Subsidiaries do not intend to use the properties or other assets owned by any of the Company, the Operating Partnership or the Subsidiaries or any subsequently acquired properties and other assets, other than in compliance with applicable Environmental Laws; (iv) none of the Company, the Operating Partnership or the Subsidiaries has received any notice and each is otherwise unaware of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the properties, or onto lands or other assets owned by any of the Company, the Operating Partnership or the Subsidiaries from which Hazardous Materials might seep, flow or drain into such waters; (v) none of the Company, the Operating Partnership or the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any applicable Environmental Law or common law by any governmental or quasi-governmental body or any third party with respect to the properties or other assets described in the Registration Statement, the Pricing Disclosure Package and Prospectus, or arising out of the conduct of the Company, the Operating Partnership or the

Subsidiaries, except for such claims that would not cause the Company, the Operating Partnership or any Subsidiary to incur liability and that would not require disclosure pursuant to Environmental Laws; and (vi) neither the properties nor any other assets currently owned by any of the Company, the Operating Partnership or the Subsidiaries is included or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other federal, state, local, municipal or other administrative, regulatory, governmental or quasi-governmental authority (a “Governmental Authority”).  To the knowledge of the Company and the Operating Partnership, there have been, and are, no (i) aboveground or underground storage tanks, (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (iii) asbestos or asbestos containing materials, (iv) lead-based paints, (v) dry-cleaning facilities, or (vi) wet lands, in each case in, on, under or adjacent to any Property or other assets owned by any of the Company, the Operating Partnership or the Subsidiaries the existence of which has had a Material Adverse Effect. As used herein, “Hazardous Material” shall include any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances or related materials, asbestos or any hazardous material as defined or regulated by any applicable federal, state or local environmental law, ordinance, statute, rule or regulation including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (including environmental statutes not specifically defined herein) (individually, an “Environmental Law” and collectively, “Environmental Laws”) having or claiming jurisdiction over the properties and other assets described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ee)         Except as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings granting any person the right to require the Company or the Operating Partnership, as the case may be, to file a registration statement under the Securities Act with respect to any securities of the Company or the Operating Partnership, as the case may be, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(ff)          Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not occurred any material adverse change, any development involving a prospective material adverse change or any development that would reasonably be expected to result in a material adverse change, in the assets, business, condition (financial or otherwise), earnings, properties, management, results of operations or prospects of the Company, the Operating Partnership or the Subsidiaries, taken as a whole; (ii) none of the Company, the Operating Partnership or the Subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction; (iii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of any of the Company, the Operating Partnership or the Subsidiaries, except in each case as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(gg)         (i) Each of the Company, the Operating Partnership and the Subsidiaries has fee simple title or a valid leasehold interest to all of the properties and other assets described in the Registration Statement, Pricing Disclosure Package and Prospectus as owned or leased by the Company, the Operating Partnership or the Subsidiaries (the “Properties”), in each case, free and clear of all Liens, except as such as would not have a Material Adverse Effect; (ii) all Liens on or affecting the Properties that are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus are disclosed therein and none of the Company, the Operating Partnership or the Subsidiaries is in default under any such Lien except for such defaults that would not have a Material Adverse Effect; (iii) all of the leases and subleases material to the business of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, and under which the Company, the Operating Partnership or any of the Subsidiaries holds Properties described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Company, the Operating Partnership or any Subsidiary under any of such leases or subleases, or affecting or questioning the rights of any of the Company, the Operating Partnership or such Subsidiary to the continued possession of the leases or subleased premises under any such lease or sublease; (iv) none of the Company, the Operating Partnership or the Subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof which violation would have a Material Adverse Effect; (v) each of the Properties complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not have a Material Adverse Effect; (vi) neither the Company nor the Operating Partnership has received from any Governmental Authority any notice of any condemnation of or zoning change materially affecting the Properties or any part thereof, and neither the Company nor the Operating Partnership knows and each is otherwise unaware of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect; and (vii) except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease.

(hh)         (i) The mortgages and deeds of trust encumbering the Properties owned or leased by the Company, the Operating Partnership or any Subsidiary are not convertible into equity interests in the respective Property nor will the Company, the Operating Partnership, the Subsidiaries, or any person affiliated therewith, hold a participating interest therein, and (ii) such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any Property not owned, directly or indirectly, by the Company, the Operating Partnership or any Subsidiary.

(ii)           There are no material business relationships or related-party transactions involving any of the Company, the Operating Partnership, the Subsidiaries or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus which have not been described therein.

(jj)           Each of the Company, the Operating Partnership and the Subsidiaries owns or possesses all inventions, patent applications, patents, patent rights, licenses, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets, know-how and other proprietary information described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of any claim to the contrary or any challenge by any other person to the rights of the Company, the Operating Partnership and the Subsidiaries with respect to the Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company, the Operating Partnership and the Subsidiaries therein.  None of  the Company, the Operating Partnership or the Subsidiaries has infringed or is infringing upon the intellectual property of a third party, and neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of a claim by a third party to the contrary.

(kk)         No material labor dispute with the employees of the Company, the Operating Partnership or any of the Subsidiaries exists, or, to the knowledge of the Company or the Operating Partnership, is imminent.  Neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect on the Company, the Operating Partnership or the Subsidiaries, taken as a whole.

(ll)           Each of the Company, the Operating Partnership and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate in respect of the businesses in which it is or will be engaged as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  Each such policy and instrument is, to the knowledge of the Company and the Operating Partnership, in full force and effect and each of the Company, the Operating Partnership and the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects.  None of the Company, the Operating Partnership or the Subsidiaries has made any material claims under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  None of the Company, the Operating Partnership or the Subsidiaries has been refused any insurance coverage sought or applied for.  None of the Company, the Operating Partnership or the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as currently conducted or as proposed to be conducted as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus at a cost that would not have a Material Adverse Effect.

(mm)      The Operating Partnership or a Subsidiary has title insurance on the fee interests and/or leasehold interests in each of the Properties covering such risks and in such amounts as are commercially reasonable for the assets to be owned or leased by them and that are reasonably believed to be consistent with the types and amounts of insurance typically maintained by owners and operators of similar properties, and such title insurance is in full force and effect.

(nn)         Except as would not have a Material Adverse Effect, neither the Operating Partnership nor the Subsidiaries will be prohibited, directly or indirectly, under any agreement or other instrument to which they are a party or are subject, from paying any distributions to the Company, from making any other distribution on the OP Units, from repaying to the Company any loans or advances made to the Operating Partnership or any Subsidiary by the Company or from transferring any of the properties or other assets of the Operating Partnership or the Subsidiaries to the Company, the Operating Partnership or any other Subsidiary of the Company.

(oo)         There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares.

(pp)         Each of the Company, the Operating Partnership and the Subsidiaries has filed all federal, state and local tax returns that are required to be filed or has requested extensions thereof (“Returns”) (except in any case in which the failure so to file would not have a Material Adverse Effect), whether or not arising from transactions in the ordinary course of business, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect whether or not arising from transactions in the ordinary course of business.  No audits or other administrative proceedings or court proceedings are presently pending against any of the Company, the Operating Partnership or the Subsidiaries with regard to any Returns, and no taxing authority has notified any of the Company, the Operating Partnership or the Subsidiaries that it intends to investigate its tax affairs, except where any such audit or investigation, would not have a Material Adverse Effect.

(qq)         Each of the Company, the Operating Partnership and the Subsidiaries has complied in all respects with the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), relating to the payment and withholding of taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1446, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except in any case in which the failure so to comply would not have a Material Adverse Effect.

(rr)           Commencing with the Company’s short taxable year ended December 31, 2011, the Company has been organized and has operated in a manner so as to qualify as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code and the Company has elected to be taxed as a REIT under the Code effective for its short taxable year ended December 31, 2011.  The current and proposed organization and method of operation of the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable years ending December 31, 2013 and thereafter.

(ss)          Each of the Company, the Operating Partnership and the Subsidiaries is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or the Operating Partnership would have any liability.  None of the Company, the Operating Partnership or the Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder.  Each “pension plan” for which any of the Company, the Operating Partnership or the Subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(tt)           The Company is not and, to the knowledge of the Company and the Operating Partnership, no director, officer, agent, employee or affiliate of any of the Company, the Operating Partnership or any of the Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, the Operating Partnership, the Subsidiaries and, to the knowledge of the Company and the Operating Partnership, their affiliates have conducted their businesses in compliance with the FCPA in all material respects.

(uu)         None of the Company, the Operating Partnership, the Subsidiaries or, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of any of the Company, the Operating Partnership or the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).  The Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to the Operating Partnership, any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(vv)         The operations of the Company, the Operating Partnership and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Company, the Operating Partnership or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Operating Partnership, threatened.

(ww)       None of the Company, the Operating Partnership or any of their Subsidiaries is in violation or default of (i) any provision of its charter or bylaws (or similar organizational documents), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its Property is subject, or (iii) any statute, law, rule, regulation applicable to it or its properties or to any judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, except in the case of clauses (ii) and (iii) above, for such violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(xx)         There are no contracts, agreements or understandings that would give rise to a valid claim against the Company or the Operating Partnership or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering contemplated by this Agreement.

(yy)         There is and has been no failure on the part of the Company or any of the Company’s officers or directors, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”), and the Company has taken all necessary actions to ensure that, so long as the Company has a class of securities registered under Section 12 of the Exchange Act, the Company and any officers and directors of the Company, in their capacities as such, will be in compliance with the Sarbanes-Oxley Act.

(zz)         The Company and the Operating Partnership make and keep books and records that are accurate in all material respects and maintain “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) in compliance with the requirements of the Exchange Act.  The Company’s and the Operating Partnership’s internal control over financial reporting has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the Company’s incorporation, there has been (i) no significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aaa)      The Company and its consolidated subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act).  Such disclosure controls and procedures are effective to perform the functions for which they were established and are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, to allow timely decisions regarding disclosure.

(bbb)      None of the Company, the Operating Partnership or the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to, described in, filed as an exhibit to, or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and no such termination or non-renewal has been threatened by any of the Company, the Operating Partnership or the Subsidiaries or, to the Company’s and Operating Partnership’s knowledge, any other party to any such contract or agreement.

(ccc)       The Company has not, directly or indirectly, including through the Operating Partnership, extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership.

(ddd)      None of the Company, the Operating Partnership or the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(eee)       Throughout the period from its formation through the date hereof, the Operating Partnership and any Subsidiary that has been formed as a partnership or a limited liability company for State law purposes has been properly classified either as a partnership or as an entity disregarded as separate from its parent for U.S. federal income tax purposes and has not been subject to taxation as an association or a “publicly traded partnership” (within the meaning of Section 7704(b) of the Code) taxable as a corporation, for U.S. federal income tax purposes.

(fff)        The Company and the Operating Partnership intend to apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”  The Company has no present plan or intention to materially alter its investment policies as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.             Agreements to Sell and Purchase.  The Company hereby agrees to issue and sell 3,000,000 Shares to the several Underwriters at a price of $24.2125 per share (the “Purchase Price”), and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions herein set forth, agrees, severally and not jointly, to purchase from the Company at the Purchase Price the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) set forth opposite the name of such Underwriter set forth in Schedule I annexed hereto.

Moreover, the Company hereby agrees to issue and sell up to 400,000 Additional Shares to the Underwriters at the Purchase Price less an amount per share equal to any cash dividend declared and payable by the Company on the Firm Shares but only to the extent that such dividend is not payable on the Additional Shares, and the Underwriters, upon the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, shall have the right (but not the obligation) to purchase, severally and not jointly, up to the Additional Shares at the Purchase Price less an amount per share equal to any cash dividend declared and payable by the Company on the Firm Shares but only to the extent that such dividend is not payable on the Additional Shares.  The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part, solely for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares, by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I annexed hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.             Payment and Delivery.  Payment for the Firm Shares to be sold by the Company shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery of such Firm Shares for the respective accounts of the several Underwriters. Payment of the purchase price for, and delivery of, the Firm Shares shall be made at the offices of Hogan Lovells US LLP, Park Place II, Ninth Floor, 7930 Jones Branch Drive, McLean, VA 22102, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m., Eastern Time, on March 20, 2013, or at such other time on the same or such other date, not later than March 27, 2013, as shall be designated in writing by the Representatives.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., Eastern Time, on the date specified in the corresponding notice described in Section 2 hereof or at such other time on the same or on such other date, in any event not later than April 26, 2013, as shall be designated in writing by the Representatives.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of and receipt for and to make payment of the purchase price for the Firm Shares and the Additional Shares, if any, which it has agreed to purchase.  The Representatives, individually and not as a representative of the Underwriters, may, but shall not be obligated to, make payment of the purchase price for the Firm Shares or the Additional Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the applicable Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the applicable Option Closing Date, as the case may be.  Payment for the Firm Shares and Additional Shares, as the case may be, shall be made against delivery to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid by the Company. Delivery of the Firm Shares and Additional Shares, as the case may be, shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives otherwise instruct. The certificates for the Firm Shares and Additional Shares, as the case may be, if any, will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 p.m., Eastern Time, on the business day prior to the Closing Date or Option Closing Date, as the case may be.

4.             Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters are subject to the condition that all representations and warranties on the part of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company or the general partner of the Operating Partnership delivered pursuant to the provisions hereof are, on the date hereof, on the Closing Date and on each Option Closing Date, if any, true and correct, the condition that the Company and the Operating Partnership have performed their respective covenants and obligations required to be performed prior to the Closing Date and each Option Closing Date, if any, and the following further conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and each Option Closing Date, if any, there shall not have occurred any change, or any development involving a prospective change, in the assets, business, condition (financial or otherwise), earnings, management, properties, results of operations or prospects of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, from that set forth in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) that makes it, in the Representatives’ judgment, impracticable or inadvisable to offer or sell the Shares on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(b)           The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, a certificate, dated the Closing Date or such Option Closing Date, if any, as the case may be, and signed by the President and Chief Executive Officer and the Executive Vice President, Chief Financial Officer and Treasurer of the Company, (i) to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be, (ii) to the effect that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be, (iii) to the effect set forth in paragraphs (a) and (j) of this Section 4 and (iv) as to such other matters as the Representatives may reasonably request.  The delivery of the certificate provided for in this Section 4(b) shall constitute a representation and warranty of the Company as to the statements made in such certificate.

(c)           The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, a certificate, dated the Closing Date or such Option Closing Date, if any, as the case may be, and signed by the President and Chief Executive Officer and the Executive Vice President, Chief Financial Officer and Treasurer of Summit Hotel GP, LLC, the general partner of the Operating Partnership, to the effect that (i) the representations and warranties of the Operating Partnership contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be, (ii) the Operating Partnership has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be, and (iii) as to such other matters as the Representatives may reasonably request.  The delivery of the certificate provided for in this Section 4(c) shall constitute a representation and warranty of the Operating Partnership as to the statements made in such certificate.

(d)           The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, the favorable opinion of Hunton & Williams LLP, counsel for the Company and the Operating Partnership, dated the Closing Date or such Option Closing Date, as the case may be, substantially in the form of Exhibit A-1 attached hereto, and the negative assurance letter of Hunton & Williams LLP dated the Closing Date or such Option Closing Date, as the case may be, substantially in the form of Exhibit A-2 attached hereto.  Hunton & Williams LLP can rely (to the extent such counsel deems proper and specifies in its opinion), as to matters involving the application of the laws of the state of Maryland upon the opinion of Venable LLP.

(e)           The Underwriters shall have received on the Closing Date or the Option Closing Date, if any, the favorable opinion of Hunton & Williams LLP, tax counsel for the Company and the Operating Partnership, dated the Closing Date or the Option Closing Date, as the case may be, substantially in the form of Exhibit B attached hereto.

(f)            The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, the favorable opinion of Venable LLP, Maryland counsel for the Company dated the Closing Date or such Option Closing Date, as the case may be, substantially in the form of Exhibit C attached hereto.

(g)           The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, the favorable opinion of Hagen, Wilka & Archer, LLP, South Dakota counsel for the LLC, the Company and the Operating Partnership, dated the Closing Date or such Option Closing Date, as the case may be, substantially in the form of Exhibit D attached hereto.

(h)           The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, the favorable opinion and negative assurance letter of Hogan Lovells US LLP, counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.  In rendering such opinion, Hogan Lovells US LLP may rely (to the extent such counsel deems proper and specifies in its opinion) as to matters involving the application of the laws of the state of Maryland upon the opinion of Venable LLP.

(i)            The Underwriters shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP and Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, however, that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof and any letter delivered on any Option Closing Date shall use a “cut-off date” not more than three business days prior to such Option Closing Date.

(j)            The Registration Statement shall have become effective.  No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus shall have been issued, and no proceedings for such purpose shall have been instituted or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement shall have been received.  The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus that the Company is required to file with the Commission shall have been filed in the manner and within the time frame required by Rule 433.  All requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(k)           The general partner of the Operating Partnership shall have duly authorized, executed and delivered Amendment No. 4 (as hereinafter defined) to the Partnership Agreement.

(l)            The Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(m)          FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(n)           No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date and each Option Closing Date, if any, prevent the issuance or sale of the Shares.  No injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date and each Option Closing Date, if any, prevent the issuance or sale of the Shares.

(o)           The Underwriters shall have received from the Company on each of the date hereof, the Closing Date and each Option Closing Date, if any, a certificate from the Executive Vice President, Chief Financial Officer and Treasurer regarding certain financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in form and substance satisfactory to the Underwriters.

(p)           On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(q)           If any condition specified in this Section 4 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Additional Shares on the applicable Option Closing Date, the obligations of the several Underwriters to purchase the relevant Additional Shares, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Date or such or any Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 6 and except that Sections 1, 7, 11, 15 and 16 shall survive any such termination and remain in full force and effect.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request, including the certificates, legal opinions and accountants’ comfort letter set forth in this Section 4, and other matters related to the issuance of such Additional Shares.

5.             Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, covenant with each Underwriter as follows:

(a)           The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 a.m., Central Time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)           The Company will deliver to the Representatives at or before the Closing Date, without charge, such number of copies of the Registration Statement (including such number of copies of exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and all amendments thereto, as the Representatives may reasonably request.  The Company will deliver to the Underwriters at such addresses as they may request, and without charge, prior to 10:00 a.m. Central Time on the business day next succeeding the date of this Agreement and during the period set forth in Section 5(g) or Section 5(h) hereof, as many copies of the Pricing Disclosure Package, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.  The copies of the Registration Statement, Pricing Disclosure Package, the Prospectus and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c)           Before amending or supplementing the Registration Statement, the Pricing Disclosure Package or the Prospectus, or a document incorporated by reference therein, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule 424(b).

(d)           To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives object.

(e)           Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)            To advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; or (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its best efforts to obtain as soon as possible the withdrawal thereof.

(g)           If the Pricing Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Pricing Disclosure Package in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Pricing Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, promptly to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Pricing Disclosure Package so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the Pricing Disclosure Package is delivered to a prospective purchaser, be misleading or so that the Pricing Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Pricing Disclosure Package, as amended or supplemented, will comply with applicable law.

(h)           If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, promptly to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(i)            If, at or after the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Rule 462 Registration Statement, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Rule 462 Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible.  The Company will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, (i) when such post-effective amendment or such Rule 462 Registration Statement has become effective and (ii) if Rule 430A under the Securities Act is relied upon, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such Rules).

(j)            To file within the time periods required by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares.

(k)           Promptly to furnish such information or to take such action as the Representatives may reasonably request and otherwise to qualify the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions (domestic and foreign) as the Representatives shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject; and to promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(l)            The Company and the Operating Partnership will maintain internal control over financial reporting in compliance with the requirements of the Exchange Act sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(m)          The Company and the Operating Partnership will maintain disclosure controls and procedures that are effective to perform the functions for which they were established and are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, to allow timely decisions regarding disclosure.

(n)           The Company will use its best efforts to meet the requirements to qualify as a REIT under the Code for its taxable year ending December 31, 2013, and thereafter will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code, as the case may be, until the Board of Directors of the Company determines that it is no longer in the best interests of the Company and its stockholders to qualify as a REIT.

(o)           The Company and the Operating Partnership will take all necessary steps to comply and maintain compliance with the provisions of the Sarbanes-Oxley Act applicable to them.

(p)           Pursuant to reasonable procedures developed in good faith, to retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(q)           To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(r)            The Company shall apply for the listing of the Shares on the NYSE and use its best efforts to cause the Shares to become so listed, subject only to official notice of issuance, prior to the Closing Date.

(s)            During the period beginning on the date of this Agreement and continuing to and including 30 days after the date of the Prospectus, and without the prior written consent of Raymond James & Associates, Inc. (which consent may be withheld at its sole discretion) on behalf of the Underwriters, not to (i) to issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Series C Preferred Stock or any shares of preferred stock ranking on par with or senior to the Series C Preferred Stock or any options or warrants to acquire any share of Series C Preferred Stock or any securities convertible into or exercisable or exchangeable for Series C Preferred Stock or preferred stock ranking on par with or senior to the Series C Preferred Stock (other than as contemplated by this Agreement with regard to the Shares), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Series C Preferred Stock or such parity or senior preferred stock, whether such transaction described in clause (i) or (ii) above is to be settled by delivery of Series C Preferred Stock, such parity or senor preferred stock, in cash or otherwise, (iii) file any registration statement with the Commission relating to the offering of any shares of Series C Preferred Stock or any shares of preferred stock ranking on par with or senior to the Series C Preferred Stock, any options or warrants to acquire Series C Preferred Stock or any shares of preferred stock ranking on par with or senior to the Series C Preferred Stock, or any securities convertible into or exercisable or exchangeable for Series C Preferred Stock or any shares of preferred stock ranking on par with or senior to the Series C Preferred Stock or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii) above.  The restrictions contained in the preceding sentence shall not apply to the Shares to be sold hereunder. Notwithstanding the foregoing, the Company hereby agrees that if (1) during the last 17 days of the 30-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 30-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 30-day period, then the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Raymond James & Associates, Inc. waives such extension request on behalf of the Underwriters; provided, that such extension will not apply if the Company (i) has a class of securities that are “actively-traded securities” within the meaning of Rule 101(c)(1) of Regulation M under the Exchange Act and (ii) meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4) of the FINRA manual.  The Company shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial 30-day restricted period.

(t)            To comply with Rule 433(d) under the Securities Act (without reliance upon Rule 164(b) under the Securities Act) and with Rule 433(g) under the Securities Act.

(u)           Not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected, to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(v)           Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, except in each case other than the Prospectus.

(w)          To engage and maintain at its expense, a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Series C Preferred Stock.

(x)           To maintain a transfer agent at its expense and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(y)           To apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

(z)           To prepare a pricing term sheet reflecting the final terms of the Shares, in substantially the form attached hereto as Schedule IV and otherwise in form and substance satisfactory to the Representatives (the “Pricing Term Sheet”), and to file such Pricing Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business on the business day following the date hereof; provided that the Company shall furnish the Representatives with copies of any such Pricing Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall object.

(aa)         The Company shall authorize, execute, deliver and file of record the Articles Supplementary with the SDAT prior to the Closing Date.

(bb)         The Company shall reserve and keep available at all times the maximum number of shares of Common Stock issuable upon conversion of the Shares.

(cc)         The Company, as the sole member of Summit Hotel GP, LLC, the general partner of the Operating Partnership, will duly cause Summit Hotel GP, LLC to authorize, execute and deliver Amendment No. 4 (“Amendment No. 4”) to the Partnership Agreement, creating and classifying the Series C Preferred Units, a series of units of limited partnership interest in the Operating Partnership.

6.             Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Operating Partnership, jointly and severally, agree to pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and the Operating Partnership’s counsel, accountants and other advisors in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments, supplements and exhibits to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing and producing any securities or blue sky memorandum in connection with the offer and sale of the Shares under the securities laws of the jurisdictions in which the Shares may be offered or sold and all expenses in connection with the qualification of the Shares for offer and sale under such securities laws as provided in Section 5(k) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the securities or blue sky memorandum; (iv) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Series C Preferred Stock; (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA; (vi) all costs and expenses incident to listing the Shares on the NYSE; (vii) the cost of printing, issuing and delivering certificates representing the Shares; (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (x) the document production charges and expenses associated with preparing, printing and delivering the Underwriters this Agreement; (xi) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States; and (xii) all other costs and expenses incident to the performance of the obligations of the Company and the Operating Partnership hereunder for which provision is not otherwise made in this Section 6; provided, however, that the liability of the Company and the Operating Partnership for fees and disbursements of counsel for the Underwriters pursuant to clauses (iii) and (xi) shall not exceed $10,000 in the aggregate.

Except as described in the immediately preceding paragraph, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.  Notwithstanding the above, if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 4 hereof is not satisfied (other than Section 4(l) hereof provided that such event was not primarily the result of the Company’s action or inaction) or because of any refusal, inability or failure on the part of the Company or the Operating Partnership to perform any obligation or covenant hereunder or comply with any provision hereof (other than by reason of a default by any of the Underwriters), the Company and the Operating Partnership will reimburse the Underwriters or such

Underwriters as have so terminated this Agreement with respect to themselves, severally, through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereby.

7.             Indemnity and Contribution.  (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its respective directors, officers and employees, its selling agents, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Disclosure Package, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any road show not constituting a free writing prospectus, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company and Operating Partnership shall not be liable under this Section 7(a) to the extent that such losses, claims, damages or liabilities are caused by, arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein (such information being limited to that which is defined as the Underwriters’ Information in Section 7(b) hereof).  The foregoing indemnity agreement is in addition to any liability which the Company or the Operating Partnership may otherwise have to any Underwriter or to its selling agents or each person, if any, who controls any Underwriter.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Operating Partnership, their respective directors, their respective officers who sign the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising from or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Disclosure

Package, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any road show not constituting a free writing prospectus, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which there were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made therein in reliance upon and in conformity with information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being agreed that the only information furnished by the Underwriters to the Company expressly for use therein consists of the following information in the Prospectus: the concession and reallowance figures appearing in the fifth paragraph and the information regarding stabilization and syndicate covering transactions appearing in the twelfth and thirteenth paragraphs under the caption “Underwriting” (but only insofar as such information concerns the Underwriters) (the “Underwriters’ Information”).

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or Section 7(b) hereof such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, the Operating Partnership, their respective directors, their respective officers who sign the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives.  In the case of any such separate firm for the Company, the Operating Partnership and such directors, officers and control persons of the Company or the Operating Partnership, such firm shall be designated in writing by the Company.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           To the extent the indemnification provided for in Section 7(a) or Section 7(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares.  The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)           The Company, the Operating Partnership and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) hereof.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any director, officer or employee of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, the Operating Partnership, their respective directors, their respective officers who sign the Registration Statement or any person controlling the Company or the Operating Partnership and (iii) acceptance of and payment for any of the Shares.

8.             Termination.  The Representatives may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited or minimum or maximum prices shall have been established on, or by, as the case may be, any of the NYSE or the NASDAQ Global Market or by order of the Commission, FINRA or any other governmental authority, (ii) trading of any securities of the Company shall have been suspended or materially limited by the Commission or the NYSE, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium or material limitation on commercial banking activities shall have been declared by Federal or New York state authorities, (v) there shall have occurred any outbreak or escalation of hostilities, act of terrorism involving the United States or declaration by the United States of a national emergency or war or (vi) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clauses (iii), (iv), (v) or (vi) makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Pricing Disclosure Package or the Prospectus (exclusive of any supplement thereto).  If this Agreement is terminated pursuant to this Section 8, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof.

9.             Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.          Defaulting Underwriters.  If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I annexed hereto bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Operating Partnership, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 6.  In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, unless otherwise agreed to by the Company and the Representatives, in order that the required changes, if any, in the Registration Statement, in the Pricing Disclosure Package, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.          Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company, the Operating Partnership and the Underwriters set forth or made pursuant to this Agreement or made by or on behalf of the Company, the Operating Partnership or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or the Operating Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.  The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

12.          Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other hand, with respect to the preparation of any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, the conduct of the offering and the purchase and sale of the Shares.

(b)           The Company and the Operating Partnership acknowledge that in connection with the offering of the Shares:  (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Operating Partnership or any other person; (ii) the Underwriters owe the Company and the Operating Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any; and (iii) the Underwriters may have interests that differ from those of the Company and the Operating Partnership.  The Company and the Operating Partnership waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13.          Parties in Interest.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14.          Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.          Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.          Waiver of Jury Trial.  Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment

17.          Headings.  The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.          Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at:

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Fax: (727) 567-8247

Attention: General Counsel, Equity Capital Markets

Robert W. Baird & Co. Incorporated

1717 K Street NW, Suite 910

Washington, DC 20036

Fax: (202) 303-1850

Attention: Steven H. Goldberg

with a copy to:

Legal Department

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Fax: (414) 298-7800

RBC Capital Markets, LLC

3 World Financial Center

200 Vesey Street, 8th Floor

New York, New York 10281

Fax: (212) 428-6260

Attention: DCM Transaction Management

with a copy to:

General Counsel

Fax: (212) 858-7455

and if to the Company shall be delivered, mailed or sent to

Summit Hotel Properties, Inc.

12600 Hill Country Boulevard, Suite R-100

Austin, Texas 78738

Fax: (605) 362-9388

Attention: Christopher R. Eng

with a copy to the Company’s counsel at:

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219

Fax: (804) 343-4580

Attention: David C. Wright

[Remainder of the Page Left Blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SUMMIT HOTEL PROPERTIES, INC.

By:	/s/ Christopher Eng
	Name:	Christopher Eng
	Title:	Secretary

SUMMIT HOTEL OP, LP

By:	Summit Hotel GP, LLC, its General Partner

By:	Summit Hotel Properties, Inc., its Sole Member

By:	/s/ Christopher Eng
	Name:	Christopher Eng
	Title:	Secretary

Accepted as of the date hereof:

RAYMOND JAMES & ASSOCIATES, INC.

ROBERT W. BAIRD & CO. INCORPORATED

RBC CAPITAL MARKETS, LLC

Acting severally on behalf of themselves and
the several Underwriters named in
Schedule I annexed hereto

By:	Raymond James & Associates, Inc.

By:	/s/ Brad Butcher
	Name:	Brad Butcher
	Title:	Managing Director

By:	Robert W. Baird & Co. Incorporated

By:	/s/ Justin Glasgow
	Name:	Justin Glasgow
	Title:	Director

By:	RBC Capital Markets, LLC

By:	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased

Raymond James & Associates, Inc.	1,275,000
Robert W. Baird & Co. Incorporated	675,000
RBC Capital Markets, LLC	675,000
Deutsche Bank Securities Inc.	150,000
KeyBanc Capital Markets Inc.	75,000
JMP Securities LLC	75,000
MLV & Co LLC	75,000

Total:	3,000,000